Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name			American Lithium Corp
Reporting Year	From	2023-03-01	To:	2024-02-29	Date submitted	2024-06-05
Reporting Entity ESTMA Identification Number	E816514		Original Submission Amended Report
Other Subsidiaries Included (optional field)			Macusani Yellowcake SAC; Tonopah Lithium Corp

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Philip Gibbs				Date	2024-06-05
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-03-01	To:	2024-02-29
Reporting Entity Name		American Lithium Corp			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number		E816514
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that ReceivedPayments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Peru	Government of Peru	National Superintendency of Public Registries			5,706					5,706	Document registrations
Peru	Government of Peru	Geological, Mining and Metallurgical Institute			572,723					572,723	Annual validity payments, plans and copies of properties
United States of America	Government of the United States	Bureau of Land Mangement			138,773					138,773	Annual claim maintenance; filing fees

Additional Notes:	All payments were made in USD and have been converted at CAD1.35 to USD, the average exchage rate for the period.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-03-01	To:	2024-02-29
Reporting Entity Name		American Lithium Corp			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number		E816514
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[23]
Peru	Falchani			578,429					578,429
United States of America	Tonopah Lithium			138,773					138,773

Additional Notes[3]:	All payments were made in USD and have been converted at CAD1.35 to USD, the average exchage rate for the period.